UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2021

DILA Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40494	86-1396422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1395 Brickell Ave., Ste. 950 Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(786) 785-1715

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Warrant	DILAU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	DILA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	DILAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In light of recent comments issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of DILA Capital Acquisition Corp (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of its redeemable shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) in June 2021. Historically, a portion of the Public Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

As a result of the foregoing, on November 19, 2021, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management, that the Company’s previously issued (i) audited balance sheet as of June 17, 2021, included in the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2021, and (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 19, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods and intends to include a footnote in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 Form 10-Q”), reflecting the restatement for the Affected Periods.

The Company does not expect any of the above changes will have any impact on the amounts previously reported for its cash and cash equivalents or total assets.

The Company’s Chief Executive Officer and Chief Financial Officer conducted an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the fiscal quarter ended September 30, 2021. Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that as of September 30, 2021, solely due to the events that led to the Company’s restatement of its financial statements to reclassify all redeemable equity instruments to temporary equity from permanent equity, a material weakness existed and the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Marcum LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dila cAPITAL ACQUISITION CORP.

By:	/s/ Eduardo Clave
	Name:	Eduardo Clave
	Title:	Chief Executive Officer

Date: November 19, 2021